UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material under § 240.14a–12

180 DEGREE CAPITAL CORP.
(Name of registrant as specified in its charter)

MARLTON PARTNERS, L.P.
MARLTON PARTNERS GP, LLC
MARLTON, LLC
JAMES C. ELBAOR
AARON T. MORRIS
GABRIEL D. GLIKSBERG
ATG FUND II LLC
ATG CAPITAL MANAGEMENT, LLC

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[  ]    Fee paid previously with preliminary materials.
[  ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Martlon Partners, L.P., together with the other participants named herein (collectively, “Marlton”), intends to file with the Securities and Exchange Commission a preliminary proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the upcoming 2025 annual meeting of shareholders of 180 Degree Capital Corp., a New York corporation (the “Issuer”).

On January 27, 2025, Marlton and its affiliates issued the following press release and public letter to shareholders:
Marlton Partners Comments on Source Capital Proposal to Merge with 180 Degree Capital Corporation

Calls on 180 Capital Corp’s Board of Directors to Engage with Source and Pursue Best Path to Maximize Shareholder Value

CHICAGO, January 27, 2025 -- Marlton Partners L.P. (together with its affiliates and group members, “Marlton” or “we”), beneficial owners of approximately 4.6% of the outstanding stock of 180 Degree Capital Corp. (NASDAQ: TURN)(the “Company”), today issued the following statement calling on the TURN Board of Directors (the “Board”) to engage with Source Capital (NYSE: SOR)(“Source”) and consider its proposed merger with TURN as announced on January 24, 2025.

We are pleased that additional market participants are beginning to appreciate our long-held view that the value of TURN’s assets significantly exceed the Company’s current stock price and market capitalization.

The market’s enthusiastic response to Source Capital’s merger offer, which values TURN at 101% of its net asset value per share, underscores what we believe is shareholders’ strong desire to see the trading discount fully eliminated. We expect the Board to engage with Source—and any other potential suitors—just as our director nominees would already be doing if they were on the Board.

TURN’s chronic underperformance and large discount to net asset value are what originally compelled our engagement with the Company over the past year and drove us to ultimately nominate three highly-qualified candidates for election to TURN’s Board. Those three director nominees are: James Elbaor, Gabi Gliksberg and Aaron Morris.

With two offers publicly on the table, the TURN Board must honor its fiduciary duties and pursue the path that maximizes value to all Company shareholders.

We welcome further engagement with any TURN shareholders who would like to discuss our investment in TURN.

As previously announced on December 17, 2024, Marlton has nominated three highly qualified and independent candidates – James Elbaor, Gabi Gliksberg and Aaron Morris – for election to the TURN Board of Directors at the Company’s 2025 Annual General Meeting of Shareholders. Marlton also issued a letter to all TURN shareholders highlighting TURN’s underperformance and steep discount to NAV, the full text of which can be found here.

About Marlton Partners L.P.
Marlton Partners L.P. is a Chicago-based, privately held investment firm led by James C. Elbaor. The firm has a proven track record of success in investing in closed-end funds and acquires significant ownership positions in other assets where it believes long-term value can be enhanced through active ownership. Mr. Elbaor holds a B.A. from New York University and an M.B.A. from Columbia University. For more information about Marlton Partners L.P., please visit https://MarltonLLC.com.

DISCLAIMER

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology are generally intended to identify forward-looking statements. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Any forward-looking statements should be considered in light of those risk factors. The Participants (as defined below) caution readers not to rely on any such forward-looking statements, which speak only as of the date they are made. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. The Participants disclaim any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marlton Partners L.P., a Delaware limited partnership (“Marlton Partners”), together with the other Participants named herein, intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of shareholders of 180 Degree Capital Corporation, a New York corporation (the “Company”).

THE PARTICIPANTS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Marlton Partners, Marlton Partners GP, LLC, Marlton, LLC, James C. Elbaor, Aaron T. Morris, Gabriel D. Gliksberg, ATG Fund II, LLC, ATG Capital Management, LLC (collectively, the “Participants”).

As of the date hereof, Marlton Partners is the beneficial owner of 119,396 shares of common stock, par value $0.03, of the Company (the “Common Shares”). Marlton Partners GP, LLC, a Delaware limited liability company (“Marlton GP”) is the general partner of Marlton Partners and, by virtue of that relationship, may be deemed to beneficially own the 119,396 Common Shares beneficially owned by Marlton Partners. Marlton, LLC, a Delaware limited liability company (“Marlton”) is the investment manager of Marlton Partners and, by virtue of that relationship, may be deemed to beneficially own the 119,396 Common Shares beneficially owned by Marlton Partners. Mr. Elbaor is the President of Marlton and, by virtue of that relationship, may be deemed to beneficially own the 119,396 Common Shares beneficially owned directly by Marlton. ATG Fund II LLC, a Delaware limited liability company (“ATG Fund II”) is the beneficial owner of 300,004 Common Shares. ATG Capital Management, LLC, a Delaware limited liability company (“ATG Management”), is the managing member of ATG Fund II and, by virtue of that relationship, may be deemed to beneficially own the 300,004 Common Shares beneficially owned by ATG Fund II. Mr. Gliksberg is the managing member of ATG Management and, by virtue of that relationship, may be deemed to beneficially own the 300,004 Common Shares beneficially owned by ATG Management. Mr. Gliksberg also owns 28,042 Common Shares in his individual capacity. As of the date hereof, Mr. Morris is the beneficial owner of 10,670 Common Shares. As of the date hereof, the Participants may be deemed to collectively beneficially own 458,112 Common Shares.

Media Contact:
Taylor Ingraham (203 992 1230)
ASC Advisors
tingraham@ascadvisors.com

Investors Contact:
James C. Elbaor (214-405-4141)
James@marltonllc.com

InvestorCom LLC
John Glenn Grau, 203-972-9300
info@investor-com.com
proxy@investor-com.com